Exhibit 16.1

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CLANCY AND CO., P.L.L.C.       2935 E. CLARENDON AVE.         PH: (602) 266-2646
CERTIFIED PUBLIC ACCOUNTANTS     PHEONIX, AZ 85016           FAX: (602) 244-9496
    AND CONSULTANTS-------------------------------- EMAIL: jjclancy@clancyandcom





Exhibit 16.1


Securities and Exchange Commission
450 5th Street NW
Washington, D.C., 20549

Gentlemen:

We have read and agree with the representations in Item 4 of Form 8-K of Equity Technologies & Resources, Inc. dated July 7, 2005 relating to Clancy and Co., P.L.L.C. We have no basis to agree or disagree about the other statements.



/s/ Clancy and Co.
Clancy and Co., P.L.L.C.
Phoenix, Arizona


July 12, 2005